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                             STOCK OPTION AGREEMENT


      THIS AGREEMENT is made as of the 1st day of September, 1999 (the "Grant Date"), between DME Interactive Holdings, INC., a Delaware corporation (the "Company"), and Kathleen McQuaid Packard (the "Optionee").

                                   WITNESSETH:

            WHEREAS, Optionee will be serving as Senior Vice President of Internet Services of the Company pursuant to an Employment Agreement dated an even date herewith (the "Employment Agreement") and, in connection therewith, the Board of Directors of the Company desires to grant Optionee a stock option as an inducement to the Optionee's accepting the Company's offer of employment;

            NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

            1.    Grant of Option.

            1.1 The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of Sixty Thousand (60,000) whole shares of the Common Stock of the Company, (the "Shares") subject to, and in accordance with, the terms and conditions set forth in this Agreement. The Shares to be delivered upon exercise of the Option may be shares of the Company's Common Stock held by the Company as treasury stock or newly issued shares.

            1.2 The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422A of Internal Revenue Code of 1990 (the "Code").

            2.  Exercise Price

            The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be $2.00 per Share (the "Exercise Price").

            3.  Term of Option.

            The Option shall be exercisable to the extent and in the manner provided herein (a) for a period of ten (10) years from the Grant Date, or (b) until the date on which the Optionee is terminated for cause or (c) until the date which is ninety (90) days after the Optionee voluntarily terminates her employment or the Company terminates Optionee's employment without cause, whichever is earlier (the "Exercise Term").

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            4.  Exercise of Option

            4.1 Subject to the provisions hereof, the Optionee may exercise the Option in whole or in part at any time upon surrender of the Option to the Company during normal business hours on any business day at the Company's principal executive offices, and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Shares specified by the Optionee in writing to the Company or (ii) delivery to the Company of a written notice of an election to effect a "Cashless Exercise" (as defined below) for the Shares specified by the Optionee in writing to the Company. The Exercise Price shall, if paid in cash or by certified check, be payable in lawful money of the United States of America.

            4.2 To effect a Cashless Exercise, the Optionee shall submit to the Company written notice of her intention to do so, including a calculation of the number of Shares to be issued upon such exercise in accordance with the terms hereof. In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the Optionee shall surrender this Option for that number of Shares determined by multiplying the number of Shares to which she would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price per share of the Common Stock and the Exercise Price, and the denominator of which shall be the then current Market Price per share of Common Stock. For this purpose, "Market Price" shall be the closing price per share of the Common Stock on the trading day first preceding the date the Optionee submits written notice of her intention to effect a Cashless Exercise.

            5.    Delivery of Shares.

            5.1 Upon receipt of notice of exercise and the Exercise Price for the Shares in respect of which the Option is being exercised (or the written notice of a Cashless Exercise), the Company shall take appropriate action to effect the issuance and delivery to the Optionee of the number of Shares as to which such exercise was effective.

            5.2 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full Exercise Price for the number of Shares in respect of which the Option was exercised (or delivered the written notice of a Cashless Exercise), (ii) the Company has complied, in its discretion, with any listing, registration or qualification requirement of any securities exchange or the National Association of Securities Dealers, Inc., as the case may be, or under any state or federal law (including obtaining from Optionee any necessary investment representations concerning the Shares), (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, and (iv) the Company shall have issued and delivered the Shares in certificate form to the Optionee, whereupon the Optionee shall have full voting and other ownership rights with respect to such shares.


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            6.    No Right to Employment; Termination of Employment.

            6.1 Nothing in this Agreement shall be interpreted or construed to confer upon the Optionee any right to employment or retention by the Company in any capacity.

            6.2 If Optionee's employment by the Company shall be terminated (i) on account of death or disability, or (ii) by the Optionee for or the Company for any reason other than for cause, then the Option may be exercised by Optionee (or Optionee's representative or heirs if Optionee has died), to the extent Optionee was entitled to exercise it at the time of such death or termination of employment at any time within ninety (90) days after such death or termination. Any unexercised portion of the Option shall expire at the end of such ninety (90) days. In the event Optionee's employment is terminated for cause, the option hereby granted shall immediately terminate.

            7.    Adjustments.

            7.1 Subject and pursuant to the provisions of this Section 7, the Exercise Price and number of Shares subject to this Option shall be subject to adjustment from time to time as set forth hereinafter.

            7.2 If the Company shall at any time or from time to time while the Option is outstanding, pay a dividend or make a distribution on its Common Stock in shares, subdivide its outstanding shares into a greater number of shares or combine its outstanding shares into a smaller number of shares or issue by reclassification of its outstanding shares any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Shares purchasable upon exercise of the Option and the Exercise Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Optionee shall be entitled to receive the number of Shares or other capital stock which the Optionee would have received if the Option had been exercised immediately prior to such event. Such adjustment shall be made successively whenever any event listed above shall occur.

            7.3 If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of the Company's properties to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Optionee shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Shares immediately theretofore issuable upon exercise of the Option, such shares of stock, securities or properties as may be issuable or payable with respect to or in exchange for a number of outstanding Shares equal to the number of Shares immediately theretofore issuable upon exercise of the Option, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall


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be made with respect to the rights and interests of the Optionee to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the Optionee such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Optionee may be entitled to purchase and the other obligations under this Option. These provisions shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

            7.4 In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 7.1 above), or subscription rights or warrants, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price per Share (as determined pursuant to Section 4.3 above), less the fair market value (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current Market Price per share. Such adjustment shall be made successively whenever such a record date is fixed. An adjustment shall become effective immediately after the record date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

            7.5 In the event that, as a result of an adjustment made pursuant to
Section 7.2, the Optionee shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of the Option shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares covered by this Option.

            7.6 Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any computation under this Agreement.


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            8.    Amendment.

            This Agreement may be amended or terminated and any terms or condition hereof may be waived in accordance with a written instrument executed on behalf of each party hereto.

            9.    Notice.

            All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile transmission or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the respective addresses last given by each party to the other.

            10.   Validity.

                  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

            11.   Headings.

                  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            12.   Counterparts.

                  This Agreement may be executed by the parties hereto in two or more counterparts, each of which shall be deemed to be an original instrument, but all of which together shall be deemed to be one and the same instrument.

            13.   Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of the laws thereof.



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            14.   Resolution of Disputes.

                  Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Board of Directors of the Company. Any such determination shall be final, binding and conclusive on the Optionee and the Company for all purposes.



                                    DME INTERACTIVE HOLDINGS, INC.

                                    By:   /s/ Darien Dash
                                         ----------------------------
                                          Name:    Darien Dash
                                          Title:   President



                                    KATHLEEN MCQUAID PACKARD


                                       /s/ Kathleen McQuaid Packard
                                    -----------------------------------




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